Proterra to Concentrate Electric Bus and Battery Manufacturing in Larger South Carolina Facilities With 2023 Exit from City of Industry Plant

BURLINGAME, Calif. - Proterra Inc (NASDAQ: PTRA) today announced plans to concentrate electric bus and battery manufacturing at its larger South Carolina production facilities following an exit from the company’s City of Industry, CA, plant by the end of 2023.
The company’s decision to consolidate electric bus and battery production in South Carolina does not affect Proterra’s operations at its Corporate Headquarters in Burlingame, CA, nor is it reflective of the hard work and contributions of Proterra employees in the City of Industry facility since its opening in 2017.
This transition is intended to improve Proterra’s overall production efficiency by increasing the utilization of its available capacity at the company’s largest manufacturing sites in Greenville and Greer, South Carolina. The consolidation of manufacturing sites will also allow the Company to better manage ongoing supply chain disruptions and decrease facilities costs.
The exit from Proterra’s City of Industry facility along with additional workforce reductions that the company plans to implement will impact approximately 300 roles this year. Proterra is taking steps to actively support these employees through this transition, including by providing severance and outplacement services.
“With rising adoption of zero-emission transportation, we remain focused on operating with financial discipline towards sustainable growth,” said Gareth Joyce, CEO of Proterra. “While we have appreciated being a part of the Los Angeles business community and value the hard work and dedication of our teammates, streamlining our manufacturing operations will allow us to improve our production efficiency over the course of the next year as we work to deliver on our mission.”
About Proterra

Proterra is a leader in the design and manufacture of zero-emission electric transit vehicles and EV technology solutions for commercial applications. With industry-leading durability and energy efficiency based on rigorous U.S. independent testing, Proterra products are proudly designed, engineered, and manufactured in America, with offices in Silicon Valley, South Carolina, and Los Angeles. For more information, please visit www.proterra.com
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements with respect to the timing of a facility closure in City of Industry, the timing of workforce reductions and number of roles impacted, improvements of production efficiencies, management of supply chain and reduction of facilities costs resulting from consolidation of manufacturing; the opportunities for zero emission transportation and Proterra’s operations and growth. Forward-looking statements are predictions, projections, expectations and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks and uncertainties set forth in the sections entitled “Risk Factors” in Proterra’s Annual

Report for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022, and in Proterra’s subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements included in this press release speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Proterra assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Proterra does not give any assurance that it will achieve its expectations.

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